                                                                    EXHIBIT 4(g)


                           TRUST GUARANTEE AGREEMENT


                                    BETWEEN


                        HAWAIIAN ELECTRIC COMPANY, INC.
                                (AS GUARANTOR)


                                      AND


                             THE BANK OF NEW YORK
                         (AS TRUST GUARANTEE TRUSTEE)



                                  DATED AS OF



                                 MARCH 1, 1997

                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INTERPRETATION.....................    2

     SECTION 1.01. Definitions and Interpretation.............    2

ARTICLE 2. TRUST INDENTURE ACT................................    5

     SECTION 2.01. Trust Indenture Act; Application...........    5
     SECTION 2.02. List of Holders............................    5
     SECTION 2.03. Reports by the Trust Guarantee Trustee.....    6
     SECTION 2.04. Periodic Reports to Trust Guarantee
                   Trustee....................................    6
     SECTION 2.05. Evidence of Compliance with Conditions
                   Precedent..................................    6
     SECTION 2.06. Events of Default; Waiver..................    7
     SECTION 2.07. Event of Default; Notice...................    7

ARTICLE 3. POWERS, DUTIES AND RIGHTS OF THE TRUST GUARANTEE
           TRUSTEE............................................    8

     SECTION 3.01. Powers and Duties of the Trust Guarantee
                   Trustee....................................    8
     SECTION 3.02. Certain Rights of Trust Guarantee
                   Trustee....................................   10
     SECTION 3.03. Not Responsible for Recitals or
                   Issuance of the Trust Guarantee............   12
     SECTION 3.04  Compensation and Reimbursement.............   12

ARTICLE 4. TRUST GUARANTEE TRUSTEE............................   13

     SECTION 4.01. Trust Guarantee Trustee; Eligibility.......   13
     SECTION 4.02. Appointment, Removal and Resignation of
                   the Trust Guarantee Trustee................   13

ARTICLE 5. GUARANTEE..........................................   14

     SECTION 5.01. Guarantee..................................   14
     SECTION 5.02. Waiver of Notice and Demand................   14
     SECTION 5.03. Obligations Not Affected...................   15
     SECTION 5.04. Rights of Holders..........................   16
     SECTION 5.05. Guarantee of Payment.......................   16
     SECTION 5.06. Subrogation................................   16
     SECTION 5.07. Independent Obligations....................   17

ARTICLE 6. SUBORDINATION AND RANKING..........................   17

     SECTION 6.01. Subordination..............................   17
     SECTION 6.02. Pari Passu Guarantees......................   17

ARTICLE 7. TERMINATION........................................   17

     SECTION 7.01. Termination................................   17

ARTICLE 8. INDEMNIFICATION....................................   18

     SECTION 8.01. Indemnification............................   18


ARTICLE 9. MISCELLANEOUS......................................   18

     SECTION 9.01. Successors and Assigns.....................   18
     SECTION 9.02. Amendments.................................   19
     SECTION 9.03. Notices....................................   19
     SECTION 9.04. Benefit....................................   20
     SECTION 9.05. Governing Law..............................   20

                           CROSS-REFERENCE TABLE/1/

SECTION OF                                            SECTION OF
TRUST INDENTURE ACT                                   GUARANTEE
OF 1939, AS AMENDED                                   AGREEMENT
-------------------                                   ----------
310(a)..............................................   4.01(a)
310(b)..............................................   4.01(c)
310(c)..............................................   Inapplicable
311(a)..............................................   2.02(b)
311(b)..............................................   2.02(b)
311(c)..............................................   Inapplicable
312(a)..............................................   2.02(a)
312(b)..............................................   2.02(b)
313.................................................   2.03
314(a)..............................................   2.04
314(b)..............................................   Inapplicable
314(c)..............................................   2.05
314(d)..............................................   Inapplicable
314(e)..............................................   1.01, 2.05, 3.02
314(f)..............................................   2.01, 3.02
315(a)..............................................   3.01(d)
315(b)..............................................   2.07
315(c)..............................................   3.01
315(d)..............................................   3.01(d)
316(a)..............................................   1.01, 2.06, 5.04
316(b)..............................................   5.03
316(c)..............................................   8.02
317(a)..............................................   Inapplicable
317(b)..............................................   Inapplicable
318(a)..............................................   2.01(b)

--------------------
/1/ This Cross-Reference Table does not constitute part of the Trust Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                           TRUST GUARANTEE AGREEMENT


     This TRUST GUARANTEE AGREEMENT (this "Trust Guarantee"), dated as of March 1, 1997, is executed and delivered by Hawaiian Electric Company, Inc., a Hawaii corporation (the "Guarantor or "HECO"), to The Bank of New York, a New York banking corporation, as trustee (the "Trust Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of HECO Capital Trust I, a Delaware statutory business trust (the "Trust").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement for the Trust (the "Trust Agreement"), dated as of March 1, 1997 among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing 2,000,000 8.05% Cumulative Quarterly Income Trust Preferred Securities, Series 1997 (liquidation preference $25 per preferred security) (the "Trust Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust and having the terms set forth in the Trust Agreement;

     WHEREAS, the Trust Preferred Securities will be issued by the Trust and the proceeds thereof, together with the proceeds from the sale by the Trust of its Common Securities, will be used to purchase the Debentures (as defined in the Trust Agreement) which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as Trust Property (as defined in the Trust Agreement); and

     WHEREAS, as incentive for the Holders to purchase Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Trust Guarantee for the benefit of the Holders from time to time of the Trust Preferred Securities.

                  ARTICLE 1.  DEFINITIONS AND INTERPRETATION

SECTION 1.01.  Definitions and Interpretation.

     (a)  In this Trust Guarantee, unless the context otherwise requires:

          (1) capitalized terms used in this Trust Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
     Section 1.01;

          (2) capitalized terms used in this Trust Guarantee but not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement as in effect on the date hereof;

          (3) a term defined anywhere in this Trust Guarantee has the same meaning throughout;

          (4) all references to "this Trust Guarantee" are to this Trust Guarantee Agreement as modified, supplemented or amended from time to time;

          (5) all references in this Trust Guarantee to Articles and Sections are to Articles and Sections of this Trust Guarantee unless otherwise specified;

          (6) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Guarantee unless otherwise defined in this Trust Guarantee or unless the context otherwise requires;

          (7)  a reference to the singular includes the plural and vice versa;
     and

          (8) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     (b)  As used herein:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Common Securities" means the common securities representing common undivided beneficial interests in the assets of the Trust and having the rights provided therefor in the Trust Agreement.

          "Covered Person" means any Holder or beneficial owner of Trust Preferred Securities.

          "Extension Period" has the meaning specified in Section 1.01 of each of the Indentures.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Trust Guarantee; provided that, except with respect to a default resulting from a failure to pay any Guarantee Payment, the Guarantor shall have received written notice of default and shall not have cured such default within 60 days after receipt of such notice.

          "Guarantee Payments" means the following payments, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent the Trust shall have funds on hand available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Trust Preferred Securities called for redemption by the Trust, to the extent the Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust, unless Distributable HECO Debentures are distributed to the Holders, the lesser of (aa) the aggregate of the liquidation preference of $25 per Preferred Security plus accumulated and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust shall have funds on hand available therefor at such time and (bb) the amount of assets of the Trust remaining available for distribution to Holders (in either case, the "Liquidation Distribution").

          "Holder" means a Person in whose name a Trust Preferred Security is registered in the Securities Register; provided, however, that in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Trust Guarantee Trustee or any Affiliate of the Guarantor or the Trust Guarantee Trustee.

          "Indemnified Person" means the Trust Guarantee Trustee, any Affiliate of the Trust Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trust Guarantee Trustee.

          "Indentures" means (i) the Junior Indenture dated as of March 1, 1997, between HECO and The Bank of New York, as trustee thereunder (the "HECO Indenture"), (ii) the Junior Indenture dated as of March 1, 1997 among Maui Electric Company, Limited ("MECO"), a Hawaii corporation, HECO (as guarantor of the obligations of MECO thereunder) and The Bank of New York, as trustee thereunder (the "MECO Indenture"), and (iii) the Junior Indenture dated as of March 1, 1997 among Hawaii Electric Light Company, Inc. ("HELCO"), a Hawaii corporation, HECO (as guarantor of the obligations of HELCO thereunder) and The Bank of New York, as trustee thereunder (the "HELCO Indenture"), in each case as amended and supplemented; and "Indenture" means any of the Indentures.

          "List of Holders" has the meaning specified in Section 2.02(a).

          "Majority in Liquidation Preference of the Trust Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders, of more than 50% of the aggregate liquidation preference of all then outstanding Trust Preferred Securities (excluding any Trust Preferred Securities held by the Guarantor, the Trust Guarantee Trustee or any Affiliate of the Guarantor or the Trust Guarantee Trustee).

          "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust Guarantee Trustee or the Guarantor or an Affiliate of the Guarantor, or an employee of any thereof, who shall be acceptable to the Trust Guarantee Trustee.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Responsible Officer" means, with respect to the Trust Guarantee Trustee, any Vice President, any Assistant

     Vice President, any trust officer or assistant trust officer or any other officer of the corporate trust department of the Trust Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Securities Register" has the meaning set forth in Section 5.04 of the Trust Agreement.

          "Senior Indebtedness" means Senior Indebtedness as defined in the HECO Indenture.

          "Successor Trust Guarantee Trustee" means a successor Trust Guarantee Trustee possessing the qualifications to act as Trust Guarantee Trustee under Section 4.01.

          "Trust Guarantee Trustee" means The Bank of New York, until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Guarantee and thereafter means each such Successor Trust Guarantee Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided,
                                                                 --------
     however, that in the event the Trust Indenture Act of 1939 is amended after
     -------
     such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.


                        ARTICLE 2.  TRUST INDENTURE ACT


SECTION 2.01.  Trust Indenture Act; Application.

     (a) This Trust Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Trust Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.02.  List of Holders.

     (a) The Guarantor shall furnish or cause to be furnished to the Trust Guarantee Trustee (i) semiannually, on or before

January 15 and July 15 of each year, a list, in such form as the Trust Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Trust Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied List of Holders or has not otherwise been received by the Trust Guarantee Trustee in its capacity as such. The Trust Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Trust Guarantee Trustee shall comply with its obligations under Sections 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.03.  Reports by the Trust Guarantee Trustee.

     Within 60 days after May 31 of each year, the Trust Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trust Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.04.  Periodic Reports to Trust Guarantee Trustee.

     The Guarantor shall provide to the Trust Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form and manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Trust Guarantee Trustee is for informational purposes only and the Trust Guarantee Trustee's receipt thereof shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Trust Guarantee Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 2.05.  Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Trust Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Trust Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Each Officer's Certificate and Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Trust Guarantee shall include:

          (a) a statement that the officer or attorney signing the Officer's Certificate or Opinion of Counsel has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer or attorney in rendering the Officer's Certificate or Opinion of Counsel and upon which the statements contained therein are based;

          (c) a statement that such officer or attorney has made such examination or investigation as, in such officer's or attorney's opinion, is necessary to enable such officer or attorney to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer or attorney, such condition or covenant has been complied with.

SECTION 2.06.  Events of Default; Waiver.

     The Holders of a Majority in Liquidation Preference of the Trust Preferred Securities may, by vote, on behalf of the holders of Debentures, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

SECTION 2.07.  Event of Default; Notice.

     (a) The Trust Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Trust Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Trust Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trust

Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Trust Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Trust Guarantee Trustee shall have received written notice of such Event of Default.


     ARTICLE 3.  POWERS, DUTIES AND RIGHTS OF THE TRUST GUARANTEE TRUSTEE

SECTION 3.01.  Powers and Duties of the Trust Guarantee Trustee.

     (a) This Trust Guarantee shall be held by the Trust Guarantee Trustee for the benefit of the Holders, and the Trust Guarantee Trustee shall not transfer this Trust Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Trust Guarantee Trustee on acceptance by such Successor Trust Guarantee Trustee of its appointment to act as Successor Trust Guarantee Trustee. The right, title and interest of the Trust Guarantee Trustee shall automatically vest in any Successor Trust Guarantee Trustee upon acceptance by such Successor Trust Guarantee Trustee of its appointment hereunder and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trust Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Trust Guarantee Trustee has occurred and is continuing, the Trust Guarantee Trustee shall enforce this Trust Guarantee for the benefit of the Holders.

     (c) The Trust Guarantee Trustee, during the period before the occurrence of any Event of Default and during the period after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Guarantee, and no implied covenants shall be read into this Trust Guarantee against the Trust Guarantee Trustee. In case an Event of Default has occurred and is continuing (and has not been cured or waived pursuant to Section 2.06), the Trust Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use in the conduct of his or her own affairs.

     (d) No provision of this Trust Guarantee shall be construed to relieve the Trust Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) during the period prior to the occurrence of any Event of Default and during the period after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Trust Guarantee Trustee shall be determined solely by the express provisions of this Trust Guarantee, and the Trust Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Guarantee; and

               (B) in the absence of bad faith on the part of the Trust Guarantee Trustee, the Trust Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Guarantee Trustee and conforming to the requirements of this Trust Guarantee; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Trust Guarantee Trustee, the Trust Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Guarantee or the Trust Indenture Act;

          (2) the Trust Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Guarantee Trustee, unless it shall be proved that the Trust Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (3) the Trust Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Preference of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee, or exercising any trust or power conferred upon the Trust Guarantee Trustee under this Trust Guarantee; and

          (4) no provision of this Trust Guarantee shall require the Trust Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trust Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Guarantee or reasonable indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.02.  Certain Rights of Trust Guarantee Trustee.

     (a)  Subject to the provisions of Section 3.01:

          (1) The Trust Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (2) Any direction or act of the Guarantor contemplated by this Trust Guarantee shall be sufficiently evidenced by an Officer's Certificate unless otherwise prescribed herein.

          (3) Whenever, in the administration of this Trust Guarantee, the Trust Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Trust Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Trust Guarantee Trustee, shall be promptly delivered by the Guarantor.

          (4) The Trust Guarantee Trustee may consult with legal counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Trust Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Guarantee from any court of competent jurisdiction.

          (5) The Trust Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Trust Guarantee Trustee such reasonable indemnity as would satisfy a reasonable person in the position of the Trust Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this Section 3.02(a)(5) shall be taken to relieve the Trust Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Guarantee.

          (6) The Trust Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (7) The Trust Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Trust Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (8) Whenever in the administration of this Trust Guarantee the Trust Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Guarantee Trustee (i) may request instructions from the Holders, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

          (9) The Trust Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

          (10) Any action taken by the Trust Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Trust Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Trust Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Guarantee, both of which shall be conclusively evidenced by the Trust Guarantee Trustee or its agent taking such action.

            (11) The Trust Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Guarantee.

     (b) No provision of this Trust Guarantee shall be deemed to impose any duty or obligation on the Trust Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trust Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.03.  Not Responsible for Recitals or Issuance of the Trust Guarantee.

     The recitals contained in this Trust Guarantee shall be taken as the statements of the Guarantor, and the Trust Guarantee Trustee does not assume any responsibility for their correctness. The Trust Guarantee Trustee makes no representation as to the validity or sufficiency of this Trust Guarantee.

SECTION 3.04.  Compensation and Reimbursement.

     The Guarantor covenants and agrees to pay to the Trust Guarantee Trustee from time to time, and the Trust Guarantee Trustee shall be entitled to, such compensation as the Guarantor and the Trust Guarantee Trustee shall from time to time agree (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trust Guarantee Trustee, and the Guarantor will pay or reimburse the Trust Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trust Guarantee Trustee in accordance with any of the provisions of this Trust Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.


                      ARTICLE 4.  TRUST GUARANTEE TRUSTEE

SECTION 4.01.  Trust Guarantee Trustee; Eligibility.

     (a) Until such time as this Trust Guarantee shall be terminated in accordance with the provisions of Section 7.01, there shall at all times be a Trust Guarantee Trustee which shall:

          (1)  not be an Affiliate of the Guarantor; and

          (2) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Trust Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Trust Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

     (c) If the Trust Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trust Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. In determining whether the Trust Guarantee Trustee has a "conflicting interest" within the meaning of
Section 310(b)(1) of the Trust Indenture Act, the provisions contained in the proviso to Section 310(b)(1) of the Trust Indenture Act and the Trust Guarantee Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

SECTION 4.02.  Appointment, Removal and Resignation of the Trust Guarantee
    Trustee.

     (a) Subject to Section 4.02(b), the Trust Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Trust Guarantee Trustee shall not be removed until a Successor Trust Guarantee Trustee has accepted such appointment and assumed the applicable obligations hereunder by written instrument executed by such Successor Trust Guarantee Trustee and delivered to the Guarantor.

     (c) The Trust Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Guarantee Trustee and delivered to the Guarantor and the resigning Trust Guarantee Trustee.

     (d) If no Successor Trust Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Trust Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Trust Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Guarantee Trustee.

     (e) No Trust Guarantee Trustee shall be liable for the acts or omission to act of any Successor Trust Guarantee Trustee.


                             ARTICLE 5.  GUARANTEE

SECTION 5.01.  Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders of the outstanding Trust Preferred Securities the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust pursuant to the Trust Agreement), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 5.02.  Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of the Trust Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust Guarantee Trustee, the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.03.  Obligations Not Affected.

     (a) The obligations, covenants, agreements and duties of the Guarantor under this Trust Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (1) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Trust;

          (2) the extension of time for the payment by the Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from an Extension Period on the Debentures as permitted in the applicable Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities;

          (3) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

          (4) the voluntary or involuntary liquidation, termination, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (5) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

          (6) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (7) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     (b) There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.04.  Rights of Holders.

     The Guarantor expressly acknowledges that: (i) this Trust Guarantee will be deposited with the Trust Guarantee Trustee to be held for the benefit of the Holders; (ii) the Trust Guarantee Trustee has the right to enforce this Trust Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Preference of the Trust Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Trust Guarantee Trustee in respect of this Trust Guarantee or exercising any trust or power conferred upon the Trust Guarantee Trustee under this Trust Guarantee; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce the Trust Guarantee Trustee's rights under this Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other Person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Trust, the Trust Guarantee Trustee or any other Person or entity before proceeding directly against the Guarantor.

SECTION 5.05.  Guarantee of Payment.

     This Trust Guarantee creates a guarantee of payment and not of collection. This Trust Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by or on behalf of the Trust pursuant to the Trust Agreement) or upon distribution of the HECO Distributable Debentures to Holders as provided in the Trust Agreement.

SECTION 5.06.  Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Trust Guarantee and shall have the right to waive payment by the Trust pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.07.  Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Guarantee notwithstanding the occurrence of any event referred to in subsections (1) through (7), inclusive, of Section 5.03.


                     ARTICLE 6.  SUBORDINATION AND RANKING

SECTION 6.01.  Subordination.

     This Trust Guarantee shall constitute an unsecured obligation of the Guarantor and shall rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor.

SECTION 6.02.  Pari Passu Guarantees.

     This Trust Guarantee shall rank pari passu with any similar trust guarantee agreements issued by the Guarantor on behalf of the holders of securities similar to the Trust Preferred Securities issued by any similar trusts in the future.


                            ARTICLE 7.  TERMINATION

SECTION 7.01.  Termination.

     This Trust Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price for all Trust Preferred Securities, (ii) the distribution of the HECO Distributable Debentures to the Holders or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, this Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Trust Preferred Securities or this Trust Guarantee.

                          ARTICLE 8.  INDEMNIFICATION

SECTION 8.01.  Indemnification.

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of such Indemnified Person) incurred without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.01 shall survive the termination of this Trust Guarantee or the earlier resignation or removal of the Trust Guarantee Trustee. The Trust Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Trust Guarantee.


                           ARTICLE 9.  MISCELLANEOUS

SECTION 9.01.  Successors and Assigns.

     All guarantees and agreements contained in this Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Preferred Securities then outstanding. The Guarantor may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person unless permitted under Article 5 of the HECO Indenture. In connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article 5 of the HECO Indenture, the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made, if other than the Guarantor, shall expressly assume all of the obligations of the Guarantor hereunder and under the Trust Agreement.

SECTION 9.02.  Amendments.

     Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Trust Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Preference of the

Trust Preferred Securities. The provisions of Article 6 of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

SECTION 9.03.  Notices.

     (a) Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

          (1) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Trust, the Trust Guarantee Trustee and the Holders:

               Hawaiian Electric Company, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Facsimile No:  (808) 543-7966
               Attention:  Treasurer

          (2) if given to the Trust, in care of the Property Trustee at the address set forth below or such other address as the Trust may give notice of to the Guarantor, the Trust Guarantee Trustee and the Holders:

               HECO Capital Trust I
               c/o The Bank of New York
               101 Barclay Street, 21st Floor
               New York, New York  10286
               Facsimile No:  (212) 815-5915
               Attention:  Corporate Trust Trustee
                           Administration

               with a copy to:

               Hawaiian Electric Company, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Facsimile No.:  (808) 543-7966
               Attention:  Treasurer

          (3) if given to the Trust Guarantee Trustee, to the address set forth below or such other address as the Trust Guarantee Trustee may give notice of to the Guarantor, the Trust and the Holders:

               The Bank of New York
               101 Barclay Street, 21st Floor
               New York, New York  10286
               Facsimile No:  (212) 815-5915
               Attention:  Corporate Trust Trustee
                             Administration

               with a copy to:

               Hawaiian Electric Company, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Facsimile No.:  (808) 543-7966
               Attention:  Treasurer

          (4) if given to any Holder, at the address set forth in the Securities Register.

     (b) All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.04.  Benefit.

     This Trust Guarantee is solely for the benefit of the Holders and is not separately transferable from the Trust Preferred Securities.

SECTION 9.05.  Governing Law.

     THIS TRUST GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS TRUST GUARANTEE is executed as of the day and year first above written.


                                  HAWAIIAN ELECTRIC COMPANY, INC., as Guarantor


                                  By: /s/ Paul A. Oyer
                                      --------------------------------
                                      Paul A. Oyer
                                      Financial Vice President
                                      and Treasurer


                                  By: /s/ Marvin A. Hawthorne
                                      --------------------------------
                                      Marvin A. Hawthorne
                                      Assistant Treasurer


                                  THE BANK OF NEW YORK,
                                  as Trust Guarantee Trustee


                                  By: /s/ Vivian Georges
                                      --------------------------------
                                      Name:  Vivian Georges
                                      Title: Assistant Vice President

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